Exhibit 4.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (this “Agreement”), dated as of May 28, 2013, is entered into among REGAL CINEMAS CORPORATION, a Delaware corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below), REGAL ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“Holdings”), REGAL ENTERTAINMENT GROUP, a Delaware corporation (“Parent”), the REVOLVING LENDERS party hereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010 (as amended by that certain Permitted Secured Refinancing Agreement dated as of February 23, 2011 and that Second Amendment to Sixth Amended and Restated Credit Agreement dated as of April 19, 2013, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to and in accordance with Section 2.22 of the Credit Agreement, the Borrower has requested that the Revolving Lenders make certain Permitted Amendments (as defined in the Credit Agreement) to the Credit Agreement (as in effect immediately prior to the effectiveness of this Agreement) as provided herein;

WHEREAS, prior to and after giving effect to such Permitted Amendments, there are no more than six Classes of Loans and/or commitments in effect under the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, the Revolving Lenders are willing to consent to such Permitted Amendments.

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Definitions.  Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Credit Agreement.

SECTION 2.                            Amendments to Credit Agreement.

(a)                                 Amendments to Section 1.1: Definitions.  Section 1.1 of the Credit Agreement is hereby amended in the following respects:

(i)                                     The definition of “Applicable Margin” is hereby amended by deleting  the columns titled “Applicable Margin for Eurodollar Rate Revolving Loans” and “Applicable Margin for ABR Rate Revolving Loans” in the chart included in such definition and replacing it with the following:

Applicable Margin for Eurodollar Rate Revolving Loans	Applicable Margin for ABR Rate Revolving Loans
2.75%	1.75%
2.50%	1.50%

(ii)                                  The definition of “Revolving Commitment Termination Date” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Revolving Commitment Termination Date” means the earliest to occur of (i) May 19, 2017, (ii) the date of the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.1.”

SECTION 3.                            Conditions to Effectiveness of this Agreement.  This Agreement shall become effective when all the conditions set forth in this Section 3 shall have been satisfied (provided that such conditions are satisfied no later than 5:00 p.m.(eastern) on May 28, 2013) (the date such conditions are satisfied being the “Agreement Effective Date”).

(a)                                 Execution of Counterparts. The Administrative Agent shall have executed the Agreement, in its capacity as Administrative Agent, and shall have received (i) counterparts of this Agreement executed by Borrower and each other Loan Party and (ii) counterparts of this Agreement executed by each Revolving Lender party hereto.

(b)                                 Organizational Documents; Incumbency.  Administrative Agent shall have received (i) a copy of each Organizational Document of Borrower, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, dated the Agreement Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of Borrower executing this Agreement and the other Loan Documents executed as of the Agreement Effective Date to which it is a party; (iii) resolutions of the board of directors or similar governing body of Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents executed as of the Agreement Effective Date to which it is a party as of the Agreement Effective Date, certified as of the Agreement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) such good standing certificates as Administrative Agent may request from the applicable Governmental Authority of Borrower’s jurisdiction of incorporation, dated a recent date prior to the Agreement Effective Date; and (v) such other documents as Administrative Agent may reasonably request.

(c)                                  Fees and Expenses. The Administrative Agent (and its affiliates) shall have received all fees required to be paid to the Administrative Agent or its affiliates, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented, on or before the Agreement Effective Date.

(d)                                 Opinions of Counsel to Loan Parties, Parent and Holdings.  Administrative Agent and Revolving Lenders shall have received an originally executed copy of the written opinion of Hogan Lovells US LLP, counsel for the Loan Parties, dated as of the Agreement Effective Date and in form and substance substantially similar to the opinion of Hogan Lovells US LLP, dated April 19, 2013, delivered in connection with the Second Amendment.  The Borrower and each other Loan Party and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.

(e)                                  Agreement Effective Date Certificate.  Borrower shall have delivered to Administrative Agent an originally executed Agreement Effective Date Certificate, substantially in the form attached hereto as Exhibit A, together with all attachments thereto.

(f)                                   Agreement Effective Date Representations and Warranties.

a.              As of the Agreement Effective Date, the representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Agreement Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

b.              As of the Agreement Effective Date, after giving effect to this Agreement, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Agreement Effective Date that would constitute an Event of Default or a Default.

SECTION 4.                            Representations and Warranties.  Parent, Holdings, the Borrower and each other Loan Party represents and warrants as follows:

(a)                                 Power; Authorization; Enforceable Obligations. Parent, Holdings, the Borrower and each other Loan Party has the requisite power and authority, and the legal right, to enter into this Agreement.  Parent, Holdings, the Borrower and each other Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Parent, Holdings, the Borrower and each other Loan Party signatory hereto and thereto, enforceable against Parent, Holdings, the Borrower and each other Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Credit Agreement, as amended by this Agreement, and each other Loan Document constitutes a legal, valid and binding obligation of Parent, Holdings, the Borrower and each other Loan Party, in each case, to the extent party to such Loan Document, enforceable against the Parent, Holdings, the Borrower and each other Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                                 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any material Contractual Obligation of Parent, Holdings, the Borrower and each other Loan Party, nor result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

(c)                                  Accuracy of Representations and Warranties. The representations and warranties of each Parent, Holdings, the Borrower and each other Loan Party set forth in the Loan Documents (including, for avoidance of doubt, in the Credit Agreement) are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d)                                 No Default or Event of Default. As of the date hereof, after giving effect to this Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 5.                            No Novation.  This Agreement shall not discharge or release the priority of any Loan Document or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, which shall remain in full force and effect.  Nothing in this Agreement shall be construed as (i) a release or other discharge of Parent, Holdings, the Borrower or any other Loan Party from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents, and (ii) a repayment, refinancing, substitution or replacement of the Revolving Loans or a termination of Revolving Commitments, with respect to the foregoing clauses (i) and (ii), all of which are continued on the terms set forth in the Credit Agreement.  The Revolving Commitments in effect immediately prior to this Agreement shall continue as the Revolving Commitments after giving effect to this Agreement, and any Revolving Loans or Letters of Credit outstanding immediately prior to this Agreement shall continue as Revolving Loans and Letters of Credit after this Agreement, with the Lenders party hereto, and the only modifications thereof shall be as set forth in Section 2 hereof, and no such Revolving Commitments, Revolving Loans or Letters of Credit shall be terminated or novated as a result of this Agreement.

SECTION 6.                            Validity of Obligations and Liens.

(a)                                 Validity of Obligations.  Parent, Holdings, the Borrower and each other Loan Party acknowledges and agrees that, both before and after giving effect to this Agreement, the Borrower and each other Loan Party (and, (i) as provided in the Guaranty and Pledge Agreement, Holdings and (ii) as provided in the Parent Guaranty, Parent) is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations, without defense, counterclaim or offset of any kind and Parent, Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)                                 Validity of Liens and Credit Documents.  Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties to secure any of the Obligations by Holdings, the Borrower or any other Loan Party pursuant to the Loan Documents to which any of Holdings, the Borrower or any other Loan Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement.

SECTION 7.                            Revolving Lender Consent and Authorization to Amend Other Loan Documents.  Each of the Revolving Lenders hereby consents to, and authorizes Parent, Holdings, the Borrower, each other Loan Party and the Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the Credit Agreement, the Notes, the Guaranty and Collateral Agreement, the Guaranty and Pledge Agreement, the Intellectual Property Security Agreement,

the Control Agreements and the other Security Documents and Loan Documents as the Administrative Agent deems reasonably necessary or desirable in connection with this Agreement.

SECTION 8.                            Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 9.                            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic image scan transmission (e.g., PDF via electronic mail) shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 10.                     Execution of Agreement.  This Agreement shall be executed by the Borrower, Parent, Holdings, and each Guarantor under the Credit Agreement and the Administrative Agent, in its capacity as Administrative Agent under the Credit Agreement and the Revolving Lenders party hereto.  Execution of the Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) the Agreement.

SECTION 11.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 12.  Integration.  This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreements among the Borrower and the Administrative Agent or its affiliates or any other agent party to the Credit Agreement relating to this Agreement or with respect to fees payable to the Administrative Agent (or its affiliates) or such other agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 13.                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 14.                     Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 15.                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parent, Holdings, the Borrower and each other Loan Party party hereto and their respective successors and assigns, and upon the Administrative Agent and the Revolving Lenders and each of their respective successors and assigns.  Neither the Parent’s, Holdings’, the Borrower’s nor any other Loan Parties’ rights and obligations hereunder and any interest therein may be assigned or delegated by Parent, Holdings, the Borrower or any other Loan Party without the prior written consent of all Revolving Lenders.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

REGAL CINEMAS CORPORATION

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

HOLDINGS:

REGAL ENTERTAINMENT HOLDINGS, INC.

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

PARENT:

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Loan Modification Agreement]

GUARANTORS:

A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by: A3 THEATRES OF TEXAS, INC., ITS GENERAL PARTNER
CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB II, LLC
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS II, LLC
REGAL CINEMEDIA CORPORATION,
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Vice President

REGAL CINEMAS, INC.

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Loan Modification Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent, as Issuing Bank and as a Revolving Lender

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

[Regal Cinemas Corporation — Loan Modification Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS
as a Revolving Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

[Regal Cinemas Corporation — Loan Modification Agreement]

BANK OF AMERICA, N.A.
as a Revolving Lender

By:	/s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

[Regal Cinemas Corporation — Loan Modification Agreement]

BARCLAYS BANK PLC
as a Revolving Lender

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Vice President

[Regal Cinemas Corporation — Loan Modification Agreement]

EXHIBIT A

AGREEMENT EFFECTIVE DATE CERTIFICATE

[               ], 2013

THE UNDERSIGNED HEREBY CERTIFY, EACH IN HIS OR HER CAPACITY AS AN OFFICER OF REGAL CINEMAS CORPORATION, A DELAWARE CORPORATION (“BORROWER”) AND NOT INDIVIDUALLY, AS FOLLOWS:

1.  We are, respectively, the chief financial officer and the executive vice president of Borrower.

2.  We have reviewed the terms of Section 3 of the Loan Modification Agreement, dated as of [                  ], 2013 (the “Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Parent, Holdings, the Borrower, the Guarantors, the Administrative Agent and Revolving Lenders, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.  Based upon our review and examination described in paragraph 2 above, we hereby certify, on behalf of Borrower and not in our individual capacities, that as of the date hereof:

(i)                                     the representations and warranties of Borrower contained in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the Agreement Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(ii)                                  Borrower has performed in all material respects all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied on or before the Agreement Effective Date; and

(iii)                               no event has occurred and is continuing or would result from the consummation of the transactions contemplated by the Agreement on the date hereof that would constitute an Event of Default or a Default.

4.  Each Loan Party has requested Hogan Lovells US LLP to deliver to the Administrative Agent and Lenders a written opinion in form and substance satisfactory to Administrative Agent.

[Remainder of page intentionally left blank]

The foregoing certifications are made and delivered as of the date first written above.

REGAL CINEMAS CORPORATION

Name: Peter B. Brandow
Title: Executive Vice President

Name: David Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Agreement Effective Date Certificate]